UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 18, 2000

                        Investment Properties Associates
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             (Exact name of registrant as specified in its charter)



         New York                        0-5537                  13-2647723
         --------                        ------                  ----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


60 East 42nd Street, New York, New York                              10165
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code   (212) 687-6400

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 18, 2000, the Company concluded the sale of its undivided fifty percent interest as a tenant in common in 1328 Broadway, New York, New York to 1328 Broadway Associates, LLC, a Delaware limited liability company, for $43,500,000.

The Company will use the sale proceeds to first pay mortgage debt, closing costs and other commitments, aggregating approximately $7,000,000. The Company will make a special distribution to holders of record of its participations of partnership interests (PPIs) as of the close of business on January 31, 2000. It is anticipated that such distribution will be approximately $22.00 per PPI and will be paid on February 17, 2000.

One-half of the net proceeds from the sale will be distributed to the general and special limited partners and one-half to the holders of its PPIs in accordance with the Company's partnership agreement.

ITEM 5. OTHER EVENTS.

In December 1999, the Company had requested that the Nasdaq Stock Market, Inc. (NASDAQ) establish a December 29, 1999 ex-dividend date in connection with its regular annual distribution of Net Operating Revenues made each March 31st. NASDAQ did not establish such date as the ex-dividend date.

On January 19, 2000, NASDAQ informed the Company that its PPIs will trade ex-dividend on January 20, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)     Pro forma financial information.

The Company has not included the Pro Forma Financial Statements required by this report but will file such financial statements no later than 60 days after the date hereof.

(c)     Exhibits.

        Exhibit No.       Description
        -----------       -----------

        Exhibit 99.1      Press Release of Company, dated January 18, 2000

        Exhibit 99.2      Press Release of Company, dated January 19, 2000


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        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INVESTMENT PROPERTIES ASSOCIATES

                                     BY /s/Irving Schneider
                                        ----------------------------------------
                                        Irving Schneider, General Partner


Date:  January 21, 2000